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                                                                   EXHIBIT 10.18

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT (this "Agreement"), dated as of December 15, 1999, among THE MIIX GROUP, INCORPORATED, a Delaware corporation ("MIIX Group"), NEW JERSEY STATE MEDICAL UNDERWRITERS, INC., a New Jersey corporation ("Underwriter"), each having offices at Two Princess Road, Lawrenceville, New Jersey (together, the "Company") and JOSEPH J. HUDSON (the "Employee"), residing at 13 Pointe View Drive, Medford, New Jersey 08055.

                                   WITNESSETH:

         WHEREAS, MIIX Group is the parent company of Underwriter owning all of the issued and outstanding common stock of Underwriter; and

         WHEREAS, the Company deems it to be in its best interest to secure and retain for the Company the services of the Employee and the Employee desires to work for the Company upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual promises and undertakings contained herein and intending to be legally bound hereby, the parties hereto agree, as follows:


         1. POSITION AND DUTIES. The Employee is engaged hereunder as Executive Vice President of MIIX Group and agrees to perform the duties and services incident to that position, or such other or further duties and services of a similar nature as may be required
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of him by the Chief Executive Officer of MIIX Group. The Employee agrees that, if requested, he shall serve as an officer of the Company and/or of any affiliate, without additional compensation. The Employee shall have the power and authority as shall reasonably be required to enable him to perform his duties under this Agreement in an efficient manner. The Employee agrees to perform the duties and responsibilities called for hereunder to the best of his ability and to devote his full time, energies and skills to such duties and to the promotion of the business and interests of the Company and any affiliate. The Employee may participate in charitable and similar activities, may be a director of a company that does not compete with the Company or any affiliate (which shall not include a "competitor" as defined by Section 5.1 of this Agreement) and may have business interests in passive investments which, from time to time, may require portions of his time, but such activities shall be performed in a manner consistent with his obligations hereunder.

         2. COMPENSATION AND OTHER BENEFITS.

                  2.1. BASE SALARY. The Company shall pay to the Employee for the performance of his duties hereunder, an initial base salary of $250,000 per annum (the "Base Salary"), payable in accordance with the Company's normal payroll practices. Thereafter, the amount of the Base Salary may be reviewed and adjusted as appropriate by the Board of Directors of MIIX Group, taking into account the recommendation of the Chief Executive Officer, in accordance with executive compensation review practices.

                  2.2. BONUS. The Employee shall be eligible to receive an annual bonus pursuant to MIIX Group's Cash Incentive Plan, or similar plans which may be in effect from

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time to time, at the discretion of the Board of Directors of MIIX Group, based on the Company's and the Employee's achievement of goals and objectives established by the Board on an annual basis. The Board shall use its reasonable judgment in determining whether such goals and objectives have been met and the amount, if any, of the bonus to be paid to the Employee. The Employee has been a participant in the Cash Incentive Plan for the entire 1999 calendar year and shall receive an annual bonus for 1999 pursuant to the terms of the Cash Incentive Plan as approved by the Board of Directors of MIIX Group. It is anticipated that any bonus will be paid on or before March 31 of the succeeding year.

                  2.3. STOCK OPTIONS. The Employee shall be entitled to participate in MIIX Group's Long Term Incentive Equity Plan, or similar plans which may be in effect from time to time for executives of the Company. The grant of any options to purchase shares of common stock of MIIX Group under the Long Term Incentive Equity Plan shall be at the sole discretion of the Board of Directors of MIIX Group and shall be based on the achievement of performance goals established by the Board.

                  2.4. DEFERRED COMPENSATION. The Employee shall be eligible to participate in the Company's Deferred Compensation Plan, or similar plans which may be in effect from time to time, by which the Employee is permitted to defer compensation and receive benefits in a future year in accordance with the terms of the Deferred Compensation Plan. The Employee and the Company shall, simultaneous with the execution of this Agreement, execute the Deferred Compensation Plan, a copy of which is attached hereto as Exhibit A.




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                  2.5. EMPLOYEE BENEFITS. During the term of this Agreement, the
Employee shall be entitled to participate in all of the benefit programs provided to similar employees of the Company, including, without limitation, all medical, disability, dental and life insurance benefits, retirement programs, incentive compensation plans, automobile expense reimbursement programs and other employee benefit programs now in existence or hereafter adopted by the Company, as such plans, programs, practices or policies may be in effect from time to time.

                  2.6. VACATION. In addition to such holidays, sick leave and other time off as are established by the policies of the Company, the Employee shall be entitled to four weeks of vacation in accordance with the Company's vacation policy for executives, as in effect from time to time, during which his compensation shall be paid, provided, however, that the Employee may not take more than two consecutive weeks of vacation without the prior approval of the Chief Executive Officer of MIIX Group. Unused vacation time can be carried over only in accordance with Company policy up to a maximum of three weeks.

                  2.7. REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Employee for all reasonable expenses incurred by the Employee in connection with his employment hereunder, provided, however, that such expenses were incurred in conformance with the policies of the Company, as established from time to time, and the Employee submits detailed vouchers and other records reasonably required by the Company in support of the amount and nature of such expenses.



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                  2.8. TAXES AND WITHHOLDING. All compensation payable and other benefits provided under this Agreement shall be subject to customary withholding for income, F.I.C.A. and other employment taxes.

                  2.9. PHYSICAL EXAMINATION. The Employee shall submit to a physical examination by a qualified physician on an annual basis which shall be paid for by the Company and the results of such examination shall be made available to the Company.

         3. TERMINATION OF EMPLOYMENT.

                  3.1. DEATH OF THE EMPLOYEE. The Employee's employment under this Agreement shall terminate immediately upon the Employee's death and the Employee's estate (or his beneficiary as may be appropriate) shall be entitled to receive:

                           (1) the balance of his accrued and unpaid Base
         Salary,

                           (2) unreimbursed expenses,

                           (3) unused accrued vacation time (up to a maximum of three weeks) through the date of his death, and

                           (4) any other benefits earned by the Employee and vested (if applicable) as of the date of his death under any employee benefit plan of MIIX Group or its affiliates in which the Employee participates.

                  3.2. DISABILITY OF EMPLOYEE. If the Employee, in the reasonable opinion of the Company, is unable to perform his duties under this Agreement by reason of incapacity, either physical or mental, as determined in accordance with the MIIX Group of Companies Long Term Disability Group Benefit Plan (the "LTD Plan"), or similar plan which may be in

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effect from time to time, the Company shall have the right to terminate the
Employee's employment upon written notice to the Employee, whereupon such termination shall be effective as of the date specified in such notice (the "Termination Date") and the Company shall have no further obligations under this Agreement, except the obligation to pay to the Employee:

                           (1) the balance of his accrued and unpaid Base
         Salary,

                           (2) unreimbursed expenses,

                           (3) unused, accrued vacation time (up to a maximum of three weeks) through the Termination Date,

                           (4) any other applicable severance payments provided for in Section 4 hereof, and

                           (5) any other benefits earned by the Employee and vested (if applicable) as of the Termination Date under any employee benefit plan of the Company or its affiliates in which the Employee participates.

         If the Company determines not to terminate the Employee's employment in the event of a disability as allowed under this Section 3.2, the Company shall continue to pay Base Salary to the Employee for a period of up to ninety days, and shall pay the difference between Base Salary and benefits paid to the Employee under the LTD Plan for a period of up to six months thereafter, paid in accordance with the Company's normal payroll practices, while the Employee is not working. If the Employee, in the reasonable opinion of the Company,

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remains disabled at the end of such nine month period, his employment shall be deemed terminated and he shall receive the benefits provided for in this Section 3.2.

                  3.3. TERMINATION FOR CAUSE.

         1. For purposes of this Agreement, "for cause" shall mean the termination of the Employee's employment with the Company as a result of any of the following:

                           (1) the willful engaging by the Employee in conduct which is materially injurious to or contrary to the best interests of the Company, monetarily or otherwise;

                           (2) the willful failure by the Employee to perform such duties as may be delegated or assigned to the Employee by the Chief Executive Officer of MIIX Group;

                           (3) the willful failure by the Employee to follow the directives or instructions of the Chief Executive Officer of MIIX Group;

                           (4) the repeated and consistent failure of the Employee to be present at work and devote his full time best efforts to the performance of his duties under this Agreement, except as set forth above in connection with the Employee's disability;

                           (5) gross negligence in the performance of his duties on behalf of the Company;

                           (6) the Employee's conviction of, or plea of no contest to, a felony or any crime involving moral turpitude; or


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                           (7) the commission by the Employee of an act, or the
         omission of an act, that would constitute a material breach of this Agreement.

         2. The Employee's employment under this Agreement shall terminate immediately upon written notice from the Company that the Company is terminating the Employee for cause. Upon the Company's termination of the Employee for cause, the Company shall be required to pay to the Employee:

                           (1) the balance of his accrued and unpaid Base
         Salary,

                           (2) unreimbursed expenses,

                           (3) unused, accrued vacation time (up to a maximum of three weeks) through the Termination Date, and

                           (4) any other benefits earned by the Employee and vested (if applicable) as of the Termination Date under any employee benefit plan of the Company or any affiliate in which the Employee participates.

                  3.4. TERMINATION WITHOUT CAUSE. The Company may terminate the Employee's employment without cause under this Agreement at any time upon written notice to the Employee specifying the date of termination. In the event of a termination without cause, the Company shall make payments to the Employee in accordance with Section 4 below.

                  3.5. TERMINATION FOLLOWING A CHANGE IN CONTROL.



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         1. In the event that the Company terminates the Employee's employment during the six month period following a Change in Control (as hereinafter defined), the Employee shall be entitled to receive:

                           (1) the accrued and unpaid balance of his Base
         Salary,

                           (2) Base Salary for the 24 month period following the Termination Date, paid, at the option of the Company, in accordance with the Company's normal payroll practices or in a lump sum,

                           (3) unreimbursed expenses,

                           (4) unused, accrued vacation time (up to a maximum of three weeks) through the Termination Date,

                           (5) any other benefits earned by the Employee and vested (if applicable) as of the Termination Date under the terms of any employee benefit plan of the Company or its affiliates in which the Employee participates, and

                           (6) for the 24 month period following the Termination Date, coverage for the Employee and his dependents (if applicable) under the standard health and life benefits plans of the Company in which the Employee participates.

         The Company shall also be responsible for any tax penalty which may be imposed upon the Employee in connection with the payments to be made under this
Section 3.5.

         2. For purposes of this Agreement, "Change in Control" shall mean the occurrence of any of the following events:




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                  (1) the acquisition in one or more transactions by any
"Person" (as such term is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended) but excluding, for this purpose, MIIX Group or its affiliates or any employee benefit plan of MIIX Group or its affiliates, of "Beneficial Ownership" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of thirty-five percent (35%) or more of the combined voting power of MIIX Group's then outstanding voting securities.

                  (2) the individuals who, as of the date hereof, constitute the Board of Directors of MIIX Group (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by MIIX Group's shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board, and provided further that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a Change in Control, and after any such reduction the "Incumbent Board" shall mean the Board as so reduced;

                  (3) a merger or consolidation involving MIIX Group if the shareholders of MIIX Group, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than sixty-five percent (65%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or a complete liquidation or dissolution of MIIX Group or a sale or other disposition of all or substantially all of the assets of MIIX Group; or


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                  (4) the acceptance by the shareholders of MIIX Group of shares in a share exchange if the shareholders of MIIX Group, immediately before such share exchange, do not own, directly or indirectly, immediately following such share exchange, more than sixty-five percent (65%) of the combined voting power of the outstanding voting securities of the corporation resulting from such share exchange.

                  3.6. TERMINATION BY THE EMPLOYEE. The Employee may terminate his employment under this Agreement at any time upon not less than thirty days prior written notice to the Company. The Company may, however, elect to accelerate the date of termination. In the event of such a termination, the Company shall be required to pay to the Employee:

                           (1) the balance of his accrued and unpaid Base
         Salary,

                           (2) unreimbursed expenses,

                           (3) unused, accrued vacation time (up to a maximum of three weeks) through the Termination Date,

                           (4) any other benefits earned by the Employee and vested (if applicable) as of the Termination Date under any employee benefit plan of the Company or its affiliates in which the Employee participates.



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         4.       SEVERANCE.

                  4.1. PAYMENTS BY THE COMPANY. In the event that the Company terminates the Employee's employment without cause, or in the event that the Company determines to terminate the Employee's employment under Section 3.2 hereof, the Employee shall be entitled to receive:

                           (1) the balance of his accrued and unpaid Base
         Salary,

                           (2) unreimbursed expenses,

                           (3) unused, accrued vacation time (up to a maximum of three weeks) through the Termination Date,

                           (4) any other benefits earned by the Employee and vested (if applicable) as of the Termination Date under any employee benefit plan of the Company or any affiliate in which the Employee participates,

                           (5) for the 12 month period following the Termination Date, coverage for the Employee and his dependents (if applicable) under the standard health and life benefits plans of the Company in which the Employee participates, and

                           (6) Base Salary, paid in accordance with the Company's normal payroll practices, commencing on the Termination Date and ending on the earlier of: (1) 12 months from the Termination Date or (2) the date on which the Employee obtains full-time employment with any third party or as an independent consultant, whichever is earlier.




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         Except during any period of disability as described in Section 3.2, the
Employee shall have a duty to undertake to secure new employment immediately upon termination of employment with the Company. The Employee shall immediately notify the Company in writing of such employment and any payments received by the Employee pursuant to this Section 4.1 subsequent to the commencement of such employment shall be promptly remitted to the Company. Notwithstanding the foregoing, in the event that the Employee obtains full-time employment with any third party or as an independent consultant at an annual amount lower than his Base Salary at the Company on the date of his termination, the Company shall pay to the Employee an amount equal to such difference from the date on which the Employee obtains such full-time employment for a period not to exceed 12 months from the Termination Date.

                  4.2. RESIGNATIONS FROM POSITIONS. The Employee specifically agrees that upon his termination of employment with the Company, whether voluntary or involuntary, his position as an officer or as a member of the Board of Directors of MIIX Group, MIIX Insurance Company, Underwriter or any affiliate shall cease and this Agreement shall constitute notice of the Employee's resignation in such regard.



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         5. NON-COMPETITION.

                  5.1. DEFINITION OF "COMPETITOR". For purposes of this Agreement, "competitor" shall mean any company engaged in or about to be engaged in the business of selling or marketing a product or service in the medical professional liability insurance business which is similar to any product or service sold or marketed or about to be sold or marketed by the Company or any affiliate and the successors thereof, respectively.

                  5.2. TERM OF NON-COMPETITION. The Employee agrees that for so long as he is employed by the Company and for a period of one year after the termination thereof, whether voluntary or involuntary, he will not, directly or indirectly, whether for compensation or not, own, manage, operate, join, control or participate in, or be connected as a stockholder, officer, employee, partner, creditor, guarantor, consultant, advisor or otherwise, with a competitor that is engaged in or about to be engaged in business in any geographic area where the Company or any affiliate are doing business. The foregoing shall not be construed, however, as preventing the Employee from investing his assets in such form or manner as will not require services on the part of the Employee in the operations of the businesses in which such investments are made and provided that any such business is publicly-owned and the interest of the Employee therein is solely that of a passive investor owning not more than five (5%) percent of the outstanding equity securities of any such business.

                  5.3. SOLICITATION OF COMPANY CLIENTS. For the period of one year after the termination of the Employee's employment with the Company or any affiliate, whether voluntary or involuntary, the Employee shall not, directly or indirectly, call upon or solicit

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insurance or consulting business from any person or entity who is or was a client of the Company or any affiliate at any time within a period of twelve months immediately prior to the Termination Date, or any broker, agent or consultant of such person or entity, without the express written consent of the Company.

                  5.4. SOLICITATION OF COMPANY EMPLOYEES. For the period of one year after the termination of the Employee's employment with the Company or any affiliate, whether voluntary or involuntary, the Employee shall not, directly or indirectly, hire, retain or engage as a director, officer, employee, agent, consultant, advisor or in any other capacity any person or persons who are employed by the Company or any affiliate or who were at any time within a period of six months immediately prior to the Termination Date employed by the Company or any affiliate or otherwise interfere with the relationship between such persons and the Company or its affiliates, without the express written consent of the Company.

                  5.5. REMEDIES. The parties acknowledge and agree that the Employee's services hereunder are special, unique, unusual and extraordinary, giving them peculiar value, the loss of which cannot be reasonably or adequately compensated solely by damages, and in the event that the Employee breaches any provision of this Section 5, the Company shall be entitled to equitable relief by way of injunction or otherwise. In the event that the period of time or geographic area herein specified should be adjudged unreasonable in any court proceeding, then the period of time shall be reduced by such number of months or the geographic area shall be reduced by elimination of such portion thereof as deemed unreasonable, so that this Agreement may be enforced during such period of time and in such

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geographic area as is adjudged to be reasonable. In the event that the Employee breaches any of the provisions of this Section 5, the Company also shall be entitled to cease all payments and benefits under the terms of this Agreement and to pursue all remedies which the Company might have including, but not limited to, those contained in this Agreement.

         6. CONFIDENTIALITY.

                  6.1. DEFINITION OF "CONFIDENTIAL INFORMATION". For the purposes of this Agreement, "Confidential Information" shall mean all information about the Company or any affiliate relating to any of their products or services or any phase of their operations, including, without limitation, business plans and strategies, trade secrets, marketing and distribution information, business results, underwriting information and methods, identities of insureds and claims defense and recovery methods and procedures not generally known through legitimate means to any of its competitors, with which the Employee becomes acquainted during the term of his employment.

                  6.2. CONFIDENTIAL TREATMENT. During the time of employment, or at any time thereafter, the Employee shall not disclose or make available to any person or entity any Confidential Information without the express prior written authorization of the Company. All records, files, materials and Confidential Information obtained by the Employee in the course of his employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company or its affiliates, as the case may be. Upon the termination of the Employee's employment with the Company or any affiliate, or at any time upon the request of the Company, the Employee (or his heirs or personal representatives, as applicable)

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shall deliver to the Company (1) all documents and materials containing
Confidential Information relating to the business or affairs of the Company or its affiliates, or their customers or clients, and (2) all other documents, materials and other property belonging to the Company or its affiliates, or their customers or clients that are in the possession or under the control of the Employee.

                  6.3. REMEDIES. The parties acknowledge and agree that Confidential Information is vital to the operations of the Company and its affiliates and that the loss suffered by breach of any of the provisions of this
Section 6 cannot be reasonably or adequately compensated for by damages, and in the event that the Employee breaches this Section, the Company shall be entitled to equitable relief by way of injunction or otherwise. In the event that the Employee breaches any of the provisions of this Section 6, the Company also shall be entitled to cease all payments and benefits under the terms of this Agreement and shall be entitled to pursue all remedies which the Company might have including, but not limited to, those contained in this Agreement.

         7. SEVERABILITY. The terms of this Agreement and each Paragraph and Section hereof shall be considered severable and the invalidity or unenforceability of any part thereof shall not affect the validity or enforceability of the remaining portions or provisions hereof.

         8. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient, if in writing and delivered by mail or overnight delivery service, to his residence, in the case of the Employee or to its principal office in the case of the Company.


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         9. ASSIGNMENT. The rights and obligations of the Company under this
Agreement shall inure to the benefit of and be binding upon its successors and assigns. Neither this Agreement nor any rights or interests herein or created hereby may be assigned or otherwise transferred voluntarily or involuntarily by the Employee.

         10. WAIVER. The waiver by the Company or the Employee of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

         11. APPLICABLE LAW. This Agreement shall be interpreted and construed under the laws of the State of New Jersey without reference to principles of conflicts of laws.

         12. JURISDICTION. Employee and the Company agree to submit to the jurisdiction of the federal and state courts in New Jersey for purposes of the enforcement of or any dispute concerning this Agreement and that any proceeding to enforce or involving any dispute concerning this Agreement shall be brought exclusively in the federal or state courts in New Jersey.

         13. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements with respect to the subject matter hereof. This Agreement may not be changed, altered or amended except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.


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         14. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   THE MIIX GROUP, INCORPORATED

                                   By:__________________________________

                                   NEW JERSEY STATE MEDICAL
                                   UNDERWRITERS, INC.

                                   By:__________________________________

                                   _____________________________________
                                            JOSEPH J. HUDSON




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